EXHIBIT 2 (b)

                                 ASSET PURCHASE AGREEMENT
                                 ------------------------

      This Asset Purchase Agreement (this "Agreement") is made and entered into on January 5, 1995, by and between Advanced Specialty Imaging, L.P., an Illinois limited partnership ("Seller"), and Imaging Networks, Inc., a Delaware corporation ("Purchaser").

                                 WITNESSETH
                                 ----------

      WHEREAS, Seller operates a magnetic resonance imaging ("MRI") center in Libertyville, Illinois (the "Center") and provides MRI services on an outpatient basis; and

      WHEREAS, Seller desires to sell and Purchaser desires to purchase substantially of the Seller's assets used in connection with its business, wherever located, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the parties hereto hereby agree as set forth in this Agreement.

      1.   Purchase and Sale of Assets.
            ----------------------------

  A.  At the "Closing"  (hereinafter defined),  Seller shall sell, transfer and assign to Purchaser all of Seller's right, title and interest in and to all of Seller's assets, whether real, personal or mixed, tangible or intangible, used in connection with Seller's business, wherever located (collectively the "Assets"). The Assets shall include, but shall not be limited to, Seller's machinery and equipment set forth on Exhibit "A" attached hereto, Seller's leasehold interest in and to that certain Peterson Shopping Center, Libertyville, Illinois Lease dated April 1, 1992, by and between William M. Graham and Michael R. Graham, as beneficiaries under a Land Trust of which Chicago Title and Trust Company is Trustee, d/b/a Peterson Properties, as landlord (the "Landlord"), and Professional Imaging Corporation, as tenant (the "Shopping Center Lease"), which assignment shall be subject to the Landlord's prior written consent, leasehold improvements, inventory, furniture, cash, cash equivalents and accounts receivable existing as the "Closing Date" (hereinafter defined), such books and records as are reasonably required by Purchaser to operate the Center and all manufacturer's warranties, if any, relating to Seller's equipment or equipment leased by Seller.

  B.    Seller is selling and Purchaser is purchasing the Assets
  "AS IS," "WHERE IS" and "WITH ALL FAULTS," and Seller disclaims all warranties of every kind, nature and description whatsoever, express or implied, including, without limitation, the warranties of merchantability and fitness for any particular purpose as defined in the Uniform Commercial Code of Illinois.

   2.     Purchase Price and Assumption of Liabilities.
          ---------------------------------------------

       A.      As and for  the purchase  price for  the Assets,  Purchaser
   agrees  to  assume,  be  liable   and  pay  the  "Assumed  Liabilities"
   (hereinafter defined).

       B. The "Assumed Liabilities" shall include (i) all of Seller's normal and usual operating expenses incurred by Seller within sixty
   (60) days prior to the "Closing Date" (hereinafter defined), including, without limitation, payroll and payroll taxes, but excluding all legal, accounting and other professional fees; (ii) all of Seller's liabilities, obligations and debts under the lease agreements and service contracts set forth on Exhibit "B" attached hereto; (iii) Seller's indebtedness to Medcon Specialists, Inc. and the claims of Medcon's subcontractors; and (iv) all of Seller's liabilities, obligations and debts under the Shopping Center Lease.

       C. Purchaser shall prepare or cause to be prepared, at Purchaser's expense, Seller's compilation report, K-1s and tax filings for 1994 and 1995.

       D. If Purchaser expends more than $50,000.00 for the settlement of the Assumed Liabilities incurred, accrued or relating to or arising out of events or circumstances prior to December 31, 1994, or for costs directly relating thereto, excluding, however, any sums paid by Purchaser on account of Seller's liabilities to 3M and for a buyout, if any, of the Shopping Center Lease ("Excess Expenditure"), Purchaser may, upon providing to Seller written verification for such expenditures, offset the amount of the Excess Expenditure against any amounts due to Seller as a Deferred Purchase Price as set forth in
   Section 3(A) hereinafter. The parties hereto acknowledge and agree that the offset by Purchaser of the Excess Expenditure against the Deferred Purchase Price shall be Purchaser's sole recourse against Seller for recovery of the Excess Expenditure.

   3.    Deferred Purchase Price.
         ------------------------

       A. In addition to the purchase price set forth in Section 2 hereinabove, Purchaser shall pay Seller the amount set forth opposite the total amount of Billed Revenues by Purchaser for services performed at the Center during the period January 2, 1995 through December 31, 1995 (the "Period"). Such consideration, if any (the "Deferred Purchase Price"), shall be paid to Seller in cash on December 31, 1995 or as soon as practicable thereafter.

   Billed Revenues(1)                Consideration
   ----------------                  -------------
   $1,806,000 or more                $300,000
   $1,580,000 to $1,805,999          $100,000
   $1,354,000 to $1,579,999          $50,000
   $      0   to $1,353,999          $ -0-

- -----------------------

(1) Based upon 258 work days during the Period and $875 per MRI procedure. If the total number of work days or the cost per MRI procedure changes significantly during the Period, the parties acknowledge and agree that they shall negotiate in good faith revised threshold amounts of Billed Revenues to be used in determining the additional consideration to be paid by Purchaser to Seller as a Deferred Purchase Price.

          B. "Billed Revenues" shall, for purposes herein, mean the full amount of charges billed (which charges shall not be adjusted to reflect bad debt, contractual allowances, self pay write downs, indigent care reserves or any other similar deductions), whether or not collected from patients or payors, and shall further include all charges relating to patient services rendered during the Period, whether or not Purchaser actually billed for such services in the Period.

          C. "Net Revenues" shall, for purposes herein, mean the net amount of Billed Revenues adjusted to reflect contractual allowances, self pay write downs, indigent care reserves or any other similar deductions for Billed Revenues and shall be determined on an accrual basis rather than a cash basis. If the Center's Net Revenues are less than 85% of the applicable Billed Revenues amount during the period, the Purchaser is relieved from its obligation to pay the consideration set forth opposite such level of Billed Revenues.

          D. The parties hereto hereby acknowledge and agree that Seller shall not refer patients to the Center for services which will be reimbursed by the federal Medicare program or any federally funded State health care programs, including the Medicaid program. No payments made to Seller under this Agreement shall be in return for the referral of Medicare, Medicaid or other State health care program patients.

          E. If, during any consecutive forty (40) work days during the Period, the Center averages less than five (5) MRI procedures per day, Purchaser shall have the option to cease operations at the Center; provided, however, that such cessation of operations at the Center shall not, in any respect, relieve Purchaser from:
      (i) its obligation to pay the Assumed Liabilities; and/or (ii) its obligation to pay Seller additional consideration as a Deferred Purchase Price in accordance with Section 3(A) hereinabove, provided the Center has achieved the applicable levels of Billed Revenues and Net Revenues.

          F. Purchaser shall provide Seller and its authorized agents with access to Purchaser's books and records in order to allow Seller to review, among other things, the calculations relating to the Deferred Purchase Price, the Billed Revenues, the Net Revenues and Purchaser's decision, if any, to cease operations at the Center as set forth in Section 3(E) hereinabove.

   4.    Closing. The closing of the  transaction contemplated by
         -------
   this Agreement (the "Closing") shall occur on January 6, 1995 at 2:00 p.m. (the "Closing Date") at the offices of Katten, Muchin & Zavis, Chicago, Illinois or on such other date and at such other place as the parties may agree in writing. The Closing shall be effective as of January 1, 1995.

   5.    Seller's Closing Documents. At the Closing, Seller shall
         --------------------------
   deliver   to  Purchaser  the  following  documents,  in  form  and
   substance acceptable to Purchaser:

    A.   A Bill of Sale in the form attached hereto as Exhibit "C";

    B. Subject to the Landlord's written consent, an Assignment of Lease in the form attached hereto as Exhibit "D";

    C.    An opinion of counsel from Seller's attorneys;

    D.    An estoppel certificate from the landlord for the Shopping
          Center Lease;

    E.    A Release in the form attached hereto as Exhibit "E"; and

    F.    Such other documents, instruments and agreements as Purchaser may reasonably  request for the purposes of closing the transactions
          contemplated  by  this   Agreement  and  transferring the Assets to
          Purchaser.

   6.     Purchaser's  Closing  Documents.   At  the  Closing,
          -------------------------------
   Purchaser shall deliver to Seller the following documents, in form and substance acceptable to Seller:

   A.    A General Release in the form attached hereto as Exhibit "F";

   B.    A Stipulation of Dismissal With Prejudice of Case No. 94
         L 1274, pending in the Circuit Court of the Nineteenth Judicial Court, Lake County, Illinois;

   C.    An opinion of counsel from Purchaser's attorneys; and

   D. Such other documents, instruments and agreements as Seller may reasonably request for the purposes of closing the transactions contemplated by this Agreement.

   7.    Sales  and Transfer  Taxes.  All  applicable  sales,
         --------------------------
   transfer, documentary, use and filing taxes and fees that may be levied on the sale, transfer and assignment to Purchaser of the Assets, whether levied on Seller or Purchaser, shall be paid for and shall be the sole responsibility of Purchaser. Purchaser shall indemnify, defend and hold Seller and its partners harmless from and against any such taxes and fees levied on Seller in connection with the sale, transfer and assignment to Purchaser of the Assets.

   8.    Seller's Representations and Warranties. Seller hereby
         ---------------------------------------
   represents, warrants and covenants unto Purchaser as follows:

   A. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Illinois.

   B.    The Agreement is duly authorized, executed and delivered
         by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to Seller obtaining written consents from a requisite number of its limited partners. Seller and its general partner are duly authorized to execute all necessary documents pursuant to this Agreement for the sale of the Assets to Purchaser.

   C. The execution, delivery and performance by Seller of this Agreement, and any documents, instruments and agreements which may from time to time hereafter be executed and delivered by Seller to Purchaser, shall not constitute a breach of any provision of applicable law or contained in any agreement to which Seller is a party, provided that Seller obtains written consents from a requisite number of its limited partners.

   D. Seller has good and marketable right, title and interest in and to the Assets, subject to the superior rights, if any, of any of Seller's equipment lessors or contract suppliers.

   9.    Purchaser's Representations and Warranties. Purchaser
         ------------------------------------------
   hereby represents, warrants and covenants unto Seller as follows:

   A. Purchaser is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the State of Illinois.

   B. This Agreement is duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

   C. The execution, delivery and performance by Purchaser of this Agreement, and any documents, instruments and agreements which may from time to time hereafter be executed and delivered by Purchaser to Seller, shall not constitute a breach of any provision of applicable law or contained in any agreement to which Purchaser is a party.

  10. Covenant  Not To Sue.  Purchaser, on behalf of  itself and
      --------------------
  its partners, agents, representatives, attorneys, successors and assigns, hereby covenants not to sue Seller and its partners, agents, representatives, attorneys, successors and assigns for any amounts owed by Seller under that certain Master Lease Agreement dated June 25, 1992, by and between U.S. Concord, Inc., as lessor, and Seller, as lessee, and all schedules, riders, addendums, amendments, modifications, substitutions and renewals thereof.

  11. Brokers. The parties hereto hereby represent, warrant and
      -------
  covenant unto each other that no agent, broker or other similar party was used by either party hereto and no person or entity is entitled to a commission or fee as a result of or in connection with the introduction of the parties, the preparation and negotiation of this Agreement or the consummation of the transactions contemplated herein. The parties agree to indemnify, defend and hold each other harmless from and against any claim for any commission or fee demanded by any person or entity.

  12. Covenant Not to Compete.
      ------------------------

  A. For a period of thirty-six (36) months from and after the Closing Date, or for such lesser time as shall be determined reasonable by a court of competent jurisdiction, Seller shall cause each of the shareholders of Seller's general partner, Professional Imaging Corporation, an Illinois corporation, to not directly or indirectly own, manage, operate, join, be employed by, provide services for, control or participate in the ownership, management, operation, control or financing of any MRI facility located within a twenty (20) mile radius of the Center, or such lesser area as may be determined reasonable by a court of competent jurisdiction, which is competitive with the business operations of the Center (collectively the "Covenant Not To Compete").

  B. The Covenant Not To Compete shall not apply to and shall not prevent any of the Shareholders of the Seller's general partner from continuing to own their respective limited partnership interests in any MRI facility which existed as of the Closing Date. The Covenant Not To Compete shall only prevent any of the shareholders of Seller's general partner from acquiring or obtaining any interests in an MRI facility subsequent to the Closing Date.

  C.  If, at  any time prior to the expiration of  the Covenant Not
      To Compete, Purchaser ceases operations at the Center, the Covenant Not To Compete shall immediately become void and of no further force and effect.

 13.  Indemnifications and Compromise of Assumed Liabilities.
      -------------------------------------------------------

  A.  Purchaser shall indemnify,  defend and hold  Seller and its partners harmless from and against any and all costs, damages, awards, causes of action, losses and fees, including, but not limited to, attorneys' fees, arising out of or in connection with (a) Assumed Liabilities; (b) that certain Master Lease Agreement dated June 25, 1992, by and between U.S. Concord, Inc. and Seller, together with all schedules, riders, addendums, amendments, modifications, substitutions, and renewals thereof; and (c) any property damage, bodily injury, death or any other liability or damage arising subsequent to Closing and incurred as a result of the use and possession by Purchaser of any of the Assets.

  B.  Seller  shall   indemnify,  defend  and  hold  Purchaser  and
      its partners harmless from and against all costs, damages, awards, causes of action, losses and fees, including, but not limited to, attorney's fees, arising out of or in connection with any property damage, bodily injury, death or any other liability or damage arising prior to Closing and incurred as a result of the use and possession by Seller or any of the Assets.

  C.  Purchaser  shall  not  compromise or  settle   any  of  the
      Assumed Liabilities for less than the full amount claimed to be due to such creditor of Seller unless (i) prior thereto, Purchaser has obtained from such creditor a written release of Seller, its partners, officers and directors; or (ii) Purchaser has obtained Seller's prior written consent to such compromise or settlement.

  D.  On  or  before  the  fifteenth (15th)  day   of each  month
      following the Closing Date, Purchaser shall provide Seller with a written reconciliation of the status of the Assumed Liabilities for the previous month. Upon Seller's request, Purchaser shall provide Seller with verification of the status of the Assumed Liabilities, as set forth in the monthly reconciliation. When all of the Assumed Liabilities have been satisfied by Purchaser, Purchaser shall provide Seller with a notice stating that all the Assumed Liabilities have been satisfied and shall provide Seller with verification thereof.

 14.  Notice.  Any  and all  notices,  demands,  requests, consents,
      ------
      designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon receipted delivery by Federal Express or another overnight carrier, or three (3) days after mailing if mailed by certified mail, return receipt requested, to Seller or Purchaser at the following address or such other address as Seller or Purchaser may specify:

       If to Seller, then to:

                  Advanced Specialty Imaging, L.P.
                  105 North Greenleaf
                  Gurnee, Illinois 60031
                  Attention: Thomas E. Baier, M.D.

       With a copy to:

                  R. Scott Alsterda, Esq.
                  Coffield, Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, Illinois 60602

       If to Purchaser, then to:

                  Imaging Networks, Inc.
                  c/o NMR of America, Inc.
                  430 Mountain Avenue
                  Murray Hill, New Jersey 07974-2732
                  Attention: John P. O'Malley, III

       With a copy to:

                  Thomas J. McFadden, Esq.
                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Suite 1600
                  Chicago, Illinois 60661

 15.  Miscellaneous.
      -------------
 A. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Illinois.

 B. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this

   Agreement  is  held  to be  invalid  or  unenforceable  by  a court  of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be modified so as to be valid and enforceable to the maximum extent permitted by law.

       C. The paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement between Seller and Purchaser with regard to the subject matter hereof and shall not in any way affect the meaning or interpretation of this Agreement or any paragraph.

       D. This Agreement shall be binding on an inure to the benefit of Seller's and Purchaser's respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                                 ADVANCED SPECIALTY IMAGING, L.P.,
                                 an Illinois limited partnership

                                 By: Professional Imaging Corporation, an
                                     Illinois corporation, its General Partner

                                 By: /s/ Thomas E. Baier, M.D.
                                    -----------------------------------
                                      Thomas E. Baier, M.D., President

                                 IMAGING NETWORKS, INC., a Delaware
                                 corporation,

                                 By: /s/ Joseph Guy Dasti
                                    -----------------------------------
                                     Joseph Guy Dasti, President and CEO

     EXHIBIT "A" TO ASSET PURCHASE AGREEMENT DATED JANUARY 5, 1995, BY AND BETWEEN ADVANCED SPECIALTY IMAGING, L.P., AN ILLINOIS LIMITED PARTNERSHIP,
                AND IMAGING NETWORKS, INC., A DELAWARE CORPORATION
                --------------------------------------------------

  EQUIPMENT OWNED BY ADVANCED SPECIALTY IMAGING
  ---------------------------------------------

  COMPUTER EQUIPMENT
  Dalcon

  COMPUTER PRINTERS (4)
  Solution Systems, Inc.

  MOTORIZED VIEWER
  Quality X-Ray

  X-RAY EQUIPMENT
  L & L X-Ray

  MRI MUSIC SYSTEM
  Pneusound

  GURNEY & WHEELCHAIR
  GE Medical Systems

  REFRIGERATOR
  ABT TV & Appliance

  COPIER
  Cannon

  TELEVISION (2) & MICROWAVE
  Fretter Superstores

  OFFICE FURNISHINGS
  Nelco Interiors

  EQUIPMENT LEASED BY ADVANCED SPECIALTY IMAGING
  ----------------------------------------------

  TELEPHONE SYSTEMS                        MOBILE PAGERS
  AT&T Credit Corp.                        Ameritech

  TRANSCRIPTION SYSTEM                     POSTAGE EQUIPMENT
  Pitney Bowes                             Pitney Bowes. D. President

   EXHIBIT "B" TO ASSET PURCHASE AGREEMENT DATED JANUARY 5, 1995, BY AND BETWEEN ADVANCED SPECIALTY IMAGING, L.P., AN ILLINOIS LIMITED PARTNERSHIP,
             AND IMAGING NETWORKS, INC., A DELAWARE CORPORATION
             --------------------------------------------------


    1.   Pitney Bowes Credit Corp.
         201 Merritt Seven
         P.O. Box 5151
         Norwalk, Connecticut 06856
         Dictaphone Lease

    2.   AT&T Credit Corp.
         P.O. Box 827
         Parsippany, New Jersey 07054

    3.   AT&T Lake County 02120
         1842 Centre Point Drive
         Naperville, Illinois 60563
         Telephone Maintenance

    4.   Pitney Bowes
         47 Park Place
         Appleton, Wisconsin 54915
         Postage Equipment Maintenance

    5.   Pitney Bowes Credit Corp.
         P.O. Box 5151
         Norwalk, Connecticut 06856
         Postage Equipment Rental

    6.   Peterson Properties
         c/o Mike Graham P.O. Box U
         Libertyville, Illinois 60048

    7.   3M Medical Imaging Systems Division
         3M Imaging Systems Group
         3M Center Bldg. 223-2S-03
         St. Paul, MN 55144-1000

    8.   Philips Medical Systems
         P.O. Box 95914
         Chicago, Illinois 60694
         Service Contract for MRI Equipment

     9.  Quality X Rays
         P.O. Box 284
         South Beloit, Illinois 61080
         X-Ray Film Supplier

     10. Ameritech Paging
         P.O. Box 0076
         Cincinnati, Ohio 45274
         Pager Rental

     11. General Telecommunications
         69 West Washington Street
         Chicago, Illinois 60304
         Answering Service

     12. Automatic Data Processing
         7350 West Lawrence Avenue
         Harwood Heights, Illinois 60656
         Payroll Processing

     13. R.P.C. Service, Inc.
         835 West Higgins
         Schaumburg, Illinois 60195
         Cleaning Service

     14. Unitog Rental Service
         1050 Villa Avenue
         Villa Park, Illinois 60181
         Door Mat Service

     15. Anderson Pest Control
         219 West Diversey
         Elmhurst, Illinois 60126
         Exterminator

     16. Hinkley & Schmitt
         6055 South Harlem Avenue
         Chicago, Illinois 60638
         Coffee/Water Supply

     17. Ken Houseman
         1771 Yale
         Mundelein, Illinois 60060
         Management Consulting

     18. U.S. Concord, Inc.
         40 Richards Avenue
         One Norwalk West
         Norwalk, CT 06856
         MRI Lease

                                BILL OF SALE
                                ------------

      In consideration of the assumption by Imaging Networks, Inc., a Delaware corporation ("Purchaser"), of certain liabilities, debts and obligations of Advanced Specialty Imaging, L.P., an Illinois limited partnership ("Seller"), Purchaser's payment to Seller of such additional consideration on December 31, 1995, both pursuant to that certain Asset Purchase Agreement of even date herewith by and between Purchaser and Seller (the "Agreement"), and such other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, Seller hereby sells, assigns and transfers to Purchaser all of Seller's right, title and interest in and to the "Assets," as defined in the Agreement.

      Seller is selling and Purchaser is purchasing the Assets "AS IS", "WHERE IS" and "WITH ALL FAULTS," and Seller hereby disclaims all warranties of every kind, nature and description whatsoever, express or implied, including, without limitation, the warranties of merchantability and fitness for any particular purpose as defined in the Uniform Commercial Code of Illinois.

  Dated: January 5, 1995

                                ADVANCED SPECIALTY IMAGING, L.P.,
                                an Illinois limited partnership

                                By:  Professional Imaging Corporation,
                                     an   Illinois  corporation,  its
                                     General Partner

                                By:
                                   ------------------------------------
                                      Thomas E. Baier, M.D., President

                            ASSIGNMENT OF LEASE
                            -------------------

      FOR VALUE RECEIVED, Professional Imaging Corporation, an Illinois corporation ("PIC"), and Advanced Specialty Imaging, L.P., an Illinois limited partnership ("ASI")[PIC and ASI are collectively "Assignors"], as tenants, subtenants or as their respective interests may be, hereby sell, assign, transfer and set over to Imaging Networks, Inc., a Delaware corporation ("Assignee"), all of Assignors' right, title and interest in and to that certain Peterson Shopping Center, Libertyville, Illinois Lease dated April 1, 1992, by and between William M. Graham and Michael R. Graham, as beneficiaries under a Land Trust of which Chicago Title and Trust Company is Trustee under Trust No. 1065799 dated April 4, 1975, d/b/a Peterson Properties, as landlord, and PIC, as tenant, together with all schedules, riders, addendums, amendments, modifications, substitutions and renewals thereof (collectively the "Lease"). A true and correct copy of the Lease is attached hereto as Exhibit "A".

      IN WITNESS WHEREOF, Assignors have executed and delivered this Assignment to Assignee on January 5, 1995.

      ASSIGNOR:

                                ADVANCED SPECIALTY  IMAGING, L.P.,
                                an Illinois limited partnership

                                By:  Professional Imaging Corporation,
                                     an Illinois  corporation,  its  General
                                     Partner

                                By:
                                   --------------------------------------
                                      Thomas E. Baier, M.D., President

                                ASSIGNOR:

                                PROFESSIONAL   IMAGING  CORPORATION,
                                an Illinois corporation

                                By:
                                   --------------------------------------
                                      Thomas E. Baier, M.D., President


                              ACCEPTANCE
                              ----------

      Imaging Networks, Inc., a Delaware corporation, hereby accepts the foregoing Assignment of Lease and agrees to perform all terms and provisions of the Lease.

                                 ASSIGNEE:

                                IMAGING NETWORKS, INC.,
                                a Delaware corporation

                                By: /s/ Joseph Guy Dasti
                                   -----------------------------
                                Title: President and CEO
                                      --------------------------



             EXHIBIT D

                                  RELEASE
                                  -------


     This Release is executed and delivered on January 5, 1995, by Advanced Specialty Imaging, L.P., an Illinois limited partnership ("ASI"), to Imaging Networks, Inc., a Delaware corporation ("INI").

     1.        Release. In  consideration  of  the  purchase  by INI  of
               -------
 substantially all of ASI's assets pursuant to that certain Asset Purchase Agreement of even date herewith by and between ASI and INI, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, ASI, its partners, employees, agents and attorneys, do hereby fully remise, release and forever discharge INI, its officers, directors, shareholders, employees, agents, attorneys, successors and assigns of and from any and all claims, demands, actions, causes of action, debts, covenants, controversies, agreements, promises, damages, judgments, executions, costs and expenses whatsoever, at law or in equity, existing as of the date hereof or hereafter arising, both known and suspected, liquidated or unliquidated, insured or uninsured (collectively "Claims"), which ASI has or hereafter may have against INI arising out of or in connection with (a) that certain Master Lease Agreement dated June 25, 1992, by and between U.S. Concord ("Concord") and ASI, and all schedules, riders, addendums, amendments, modifications, substitutions and renewals thereof; (b) that certain Agreement dated October 31, 1994, by and between Concord and INI; and (c) that certain Assignment dated October 31, 1994, executed and delivered by Concord to INI; provided, however, that this Release shall not release any Claims which ASI has or hereafter may have against INI arising out of, from or in connection with any obligations, duties, representations and warranties of INI in that certain Asset Purchase Agreement of even date herewith by and between ASI and INI.

     2. Acknowledgment. ASI acknowledges that it has carefully read this
        --------------
 Release, it has had an opportunity to review this Release with its attorney, it fully understands that this Release is final and binding, this Release is intended, in part, to release all Claims which ASI may have against INI and its officers, directors, shareholders, employees, agents, attorneys, successors and assigns as set forth herein, this Release is fair, and it is duly authorized to and is voluntarily executing and delivering this Release.

     3. Governing Law. This Release shall be governed by and construed in
        -------------
 accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, Advanced Specialty Imaging, L.P. has executed and delivered this Release on the date first set forth above.

                             ADVANCED SPECIALTY IMAGING, L.P.,
                             an Illinois limited partnership

                             By: Professional Imaging Corporation, an
                                 Illinois corporation, its General Partner

                             By:
                                ---------------------------------
                                Thomas E. Baier, M.D., President

EXHIBIT E

                               GENERAL RELEASE
                               ---------------

       This General Release is executed and delivered on January 5, 1995, by Imaging Networks, Inc., a Delaware corporation ("INI"), to Advanced Specialty Imaging, L.P., an Illinois limited partnership ("ASI").

       1.     General Release. In  consideration of the sale by ASI to INI
              ---------------
   of substantially all of ASI's assets pursuant to that certain Asset Purchase Agreement of even date herewith by and between ASI and INI, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, INI, its officers, directors, shareholders, employees, agents, attorneys, successors and assigns, do hereby fully remise, release and forever discharge ASI and its partners, employees, agents and attorneys of and from any and all claims, demands, actions, causes of action, debts, covenants, controversies, agreements, promises, damages, judgments, executions, costs and expenses whatsoever, at law or in equity, existing as of the date hereof or hereafter arising, both known and suspected, liquidated or unliquidated, insured or uninsured (collectively "Claims"), which INI has or hereafter may have against ASI, including, without limitation, any and all Claims arising out of or in connection with (a) that certain Master Lease Agreement dated June 25, 1992, by and between U.S. Concord ("Concord") and ASI, and all schedules, riders, addendums, amendments, modifications, substitutions and renewals thereof; (b) that certain Agreement dated October 31, 1994, by and between Concord and INI; and (c) that certain Assignment dated October 31, 1994, executed and delivered by Concord to INI; provided, however, that this General Release shall not release any Claims which INI has or hereafter may have against ASI arising out of, from or in connection with any obligations, duties, representations and warranties of ASI in that certain Asset Purchase Agreement of even date herewith by and between ASI and INI.

       2. Acknowledgment. INI acknowledges that it has carefully read this
          --------------
   General  Release, it  has had  an  opportunity to  review this  General
   Release  with its  attorney,  it fully  understands  that this  General
   Release is final and binding, this General Release is intended, in part, to release all Claims which INI may have against ASI and its partners, employees, agents and attorneys as set forth herein, this General Release is fair, and it is duly authorized to and is voluntarily executing and delivering this General Release.

       3. Governing  Law. This  General Release shall  be governed  by and
          --------------
   construed in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, Imaging Networks, Inc. has executed and delivered this General Release on the date first set forth above.

                                            IMAGING NETWORKS, INC.

                                            By: /s/ Joseph Guy Dasti
                                                ------------------------
                                            Title: President and CEO
                                                  ----------------------

EXHIBIT F